SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 8, 2006 (March 3, 2006)
Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(214) 303-3400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On March 3, 2006, the Compensation Committee of our Board of Directors approved amendments to the performance criteria contained in our Executive Incentive Compensation Plan. Pursuant to the Executive Incentive Compensation Plan, executive officers are eligible to receive 0% to 200% of their target bonuses, depending on the level of achievement of the performance criteria established by the Compensation Committee. The Compensation Committee changed the performance criteria for the CEO from being determined 100% based on financial results, to 80% based on financial results and 20% based on the achievement of individual performance objectives. The performance criteria for the remaining executive officers were changed from being determined 80% based on financial results and 20% based on individual performance objectives to 70% and 30%, respectively. Base salaries and target bonus percentages for 2006 for our Named Executive Officers (as defined in Item 402 of Regulation S-K) are included in the Current Report on Form 8-K dated December 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2006	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Deputy General Counsel